      As filed with the Securities and Exchange Commission on May 7, 1997

                                                      Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                        PHILADELPHIA SUBURBAN CORPORATION
               (Exact name of issuer as specified in its charter)

           Delaware                                     23-1702594
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation of organization)


                              762 Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (610) 527-8000
                    (Address of principal executive offices)

                          1994 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                  ROY H. STAHL
                        PHILADELPHIA SUBURBAN CORPORATION
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              762 Lancaster Avenue
                               Bryn Mawr, PA 19010
                     (Name and address of agent for service)

                                 (610) 645-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               N. JEFFREY KLAUDER
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5694

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
         Title of securities              Number of        Proposed maximum         Proposed maximum
                to be                   shares to be        offering price              aggregate                Amount of
             registered                registered (1)        per share (2)         offering price (2)       registration fee (1)(2)
Common Stock, $.50 par value........      1,425,000           $19.9375               $28,410,937               $5,156.25
=================================================================================================================================

(1) This registration statement covers shares of Common Stock of Philadelphia Suburban Corporation, which may be offered or sold pursuant to the 1994 Equity Compensation Plan (the "Plan"). The contents of an earlier registration statement (Registration No. 33-53689) covering 675,000 shares of Common Stock under the Plan are incorporated by reference in this Registration Statement. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on May 1, 1997, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.


Exhibit
Number                              Exhibit
------                              -------

  5.1     Opinion of Morgan, Lewis & Bockius LLP.
 23.1     Consent of KPMG Peat Marwick LLP.
 23.2     Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1).
 24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).
 99.1     1994 Equity Compensation Plan, as amended

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bryn Mawr, Pennsylvania on May 7, 1997.

                            PHILADELPHIA SUBURBAN CORPORATION



                            By: /s/ Nicholas DeBenedictis
                                -----------------------------------------------
                                Nicholas DeBenedictis
                                Director, Chairman and Chief
                                Executive Officer (principal executive officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas DeBenedictis and Roy H. Stahl and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                      Title                             Date
      ---------                      -----                             ----


/s/ Nicholas DeBenedictis     Director, Chairman and Chief          May 7, 1997
--------------------------    Executive Officer (principal
Nicholas DeBenedictis         executive officer and a director)



/s/ Michael P. Graham         Senior Vice President -- Finance      May 7, 1997
--------------------------    and Treasurer (principal financial
Michael P. Graham             and accounting officer)



/s/ John H. Austin, Jr.       Director                              May 7, 1997
--------------------------
John H. Austin, Jr.


/s/ Mary C. Carroll           Director                              May 7, 1997
--------------------------
Mary C. Carroll


/s/ G. Fred DiBona, Jr.       Director                              May 7, 1997
--------------------------
G. Fred DiBona, Jr.


/s/ John W. Boyer, Jr.        Director                              May 7, 1997
--------------------------
John W. Boyer, Jr.

      Signature                      Title                             Date
      ---------                      -----                             ----


/s/ Richard H. Glanton        Director                              May 7, 1997
--------------------------
Richard H. Glanton



/s/ Joseph C. Ladd            Director                              May 7, 1997
--------------------------
Joseph C. Ladd



/s/ John F. McCaughan         Director                              May 7, 1997
--------------------------
John F. McCaughan



/s/ Harvey J. Wilson          Director                              May 7, 1997
--------------------------
Harvey J. Wilson

                        PHILADELPHIA SUBURBAN CORPORATION

                                INDEX TO EXHIBITS


    Exhibit Number      Document
    --------------      --------

          5.1           Opinion of Morgan, Lewis & Bockius LLP.
         23.1           Consent of KPMG Peat Marwick, LLP.
         99.1           Amendments to 1994 Equity Compensation Plan.